U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2018

NOBLE VICI GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Raffles Place, #33-02

One Raffles Place Tower One

Singapore 048616

(Address of principal executive offices)

+65 6491 7998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events

On December 5, 2018, our Board of Directors, approved the issuance of up to an aggregate of Ten Million Eight Hundred Thirty Eight Thousand One Hundred Forty One (10,838,141) shares of our common stock, par value $0.0001, representing approximately 7.1% of our issued and outstanding common stock, at a per share price of Two Dollars (US $2.00), to about 690 sales associates for prior sales and marketing services provided to us and our subsidiaries and affiliates. As a condition of receipt of such securities, each recipient was required to execute one of two standard forms of Stockholder Representation Letters, which contained, among other things, restrictions prohibiting the transfer of such securities for a minimum period of 18 or 24 months up to a maximum period of 72 months after the execution of such letter. For ease of administration, the recipients appointed Venvici Partners Limited (“VVP”) as nominee to hold, manage, administer and effectuate the distribution of such securities upon the expiration of the applicable restricted periods.

The securities will be issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder. The foregoing description of the Stockholder Representation Letters and the appointment of VVP as trustee are qualified in its entirety by reference to such agreements which are filed as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Forms of Stockholder Representation Letters
10.2	Trustee Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE VICI GROUP, INC.
(Registrant)

Dated: December 6, 2018	By:	/s/ Eldee Tang
Eldee Tang Chief Executive Officer